Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
As of January 31, 2025

Entity	Jurisdiction of Organization
Aspire Health Management Solutions Holding RSC Ltd.	UAE
Aurora National Life Assurance Company	Missouri
Aurora Real Estate Investments LLC	Missouri
Bonhomme Financing LLC	Missouri
Bueller Financing LLC	Missouri
Castlewood Financial LLC	Missouri
Castlewood Reinsurance Company	Missouri
Chesterfield Reinsurance Company	Missouri
Gateway Ridge LLC	Missouri
Hodge Life Assurance Company Limited	England & Wales
L&A General JV LLC	Missouri
L&A Separate JV LLC	Missouri
LOGIQ3 INC.	Canada
Manor Reinsurance, Ltd.	Barbados
Maroon Financing LLC	Missouri
Meramec Financing LLC	Iowa
My Life Covered LLC	Missouri
Omnilife Insurance Company Limited	England & Wales
Papara Financing LLC	Delaware
Quincy Financing LLC	Missouri
RE Separate JV LLC	Missouri
RGA Americas Investments LLC	Missouri
RGA Americas Real Estate Investments LLC	Missouri
RGA Americas Reinsurance Company, Ltd.	Bermuda
RGA Australian Holdings Pty Limited	Australia
RGA Barbados Investments LLC	Missouri
RGA Barbados Real Estate Investments LLC	Missouri
RGA Capital Limited	England & Wales
RGA Capital LLC	Missouri
RGA Enterprise Services Company	Missouri
RGA Financial Group, L.L.C.	Delaware
RGA Global Reinsurance Company, Ltd.	Bermuda
RGA Global Shared Services India Private Limited	India
RGA Holdings Limited	England & Wales
RGA International Corporation	Nova Scotia
RGA International Division Sydney Office Pty Limited	Australia
RGA International Reinsurance Company dac	Ireland
RGA International Services Pty Ltd.	Australia
RGA Investment Advisors LLC	Missouri
RGA Life and Annuity Insurance Company	Missouri
RGA Life Reinsurance Company of Canada	Canada
RGA Partners Japan GK	Japan
RGA Partnerships LLC	Missouri
RGA Real Estate Holdings LLC	Missouri

RGA Real Estate Investments LLC	Missouri
RGA ReCap Incorporated	Missouri
RGA Reinsurance Company	Missouri
RGA Reinsurance Company (Barbados) Ltd.	Barbados
RGA Reinsurance Company Middle East Limited	UAE
RGA Reinsurance Company of Australia Limited	Australia
RGA Reinsurance Company of South Africa Limited	South Africa
RGA Services (Singapore) Pte. Ltd.	Singapore
RGA South African Holdings (Pty) Ltd.	South Africa
RGA Technology Partners, Inc.	Missouri
RGA UK Services Limited	England & Wales
RGA Ventures (Pty) Ltd.	South Africa
RGA Worldwide Reinsurance Company, Ltd.	Barbados
RGAx EMEA Limited	England & Wales
RGAx Technology (India) Private Limited	India
RGAx Technology (Shenzhen) Co., Ltd.	China
River's Edge Turnkey Services, Inc.	Missouri
Rockwood Reinsurance Company	Missouri
Sun Mountain Financing LLC	Missouri
Swingley 405 Main LLC	Missouri
Swingley Olympic Place LLC	Missouri
Swingley Spring Hill LLC	Missouri
TAI Services Corp.	Ontario
TAI Services Hong Kong Limited	Hong Kong
Tindall Associates, Inc.	Illinois
Transition Property Holdings LLC	Missouri
Ulysses Financing LLC	Missouri
Weldon Spring Partners LLC	Missouri
Wild Horse Financing LLC	Iowa